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November 6, 2015

Remark Media, Inc.
3930 Howard Hughes Parkway, Suite 400
Las Vegas, Nevada 89169

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Remark Media, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-3 (as may be amended from time to time, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the resale from time to time by the selling security holders identified in the prospectus constituting a part of the Registration Statement of an aggregate of up to 14,277,086 shares of the Company’s common stock, consisting of (i) 2,271,126 shares of common stock (the “Shares”) outstanding and (ii) up to 11,955,960 shares of common stock (the “Warrant Shares”) issuable upon the exercise of outstanding warrants (the “Warrants”).

This opinion letter is being delivered at the request of the Company and in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act.

We advise you that we have examined executed originals or copies certified or otherwise identified to our satisfaction of the Registration Statement, including the prospectus forming a part thereof, the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as amended, corporate proceedings of the Company, and such other documents, instruments and certificates of officers and representatives of the Company and of public officials, and we have made such examination of law, as we have deemed necessary or appropriate for purposes of the opinion set forth herein.

We have assumed for purposes of rendering the opinion set forth herein, without any verification by us, the genuineness of all signatures, the legal capacity of all natural persons to execute and deliver documents, the authenticity and completeness of documents submitted to us as originals and the completeness and conformity with authentic original documents of all documents submitted to us as copies, and that all documents, books and records made available to us by the Company are accurate and complete.

On the basis of the foregoing and in reliance thereon and subject to the assumptions, qualifications and limitations set forth herein, we advise you that in our opinion the Shares have been duly and validly issued and are fully paid and non-assessable, and the Warrant Shares when issued and sold by the Company and delivered by the Company against receipt of the exercise price therefor in accordance with the terms of the Warrants, will be duly and validly issued, fully paid and non-assessable.

O L S H A N F R O M E W O L O S K Y L L P	WWW.OLSHANLAW.COM

Remark Media, Inc.
November 6, 2015

We are members of the Bar of the State of New York.  We express no opinion as to the effect of any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America, each as in effect on the date hereof.

This opinion speaks only at and as of its date and is based solely on the facts and circumstances known to us at and as of such date.  We assume no obligation to revise or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in fact or law that may hereafter occur.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement.  In giving such consent, we do not thereby concede that our firm is within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ OLSHAN FROME WOLOSKY LLP

OLSHAN FROME WOLOSKY LLP